SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 25, 2005

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road

Dallas, Texas  75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On August 25, 2005, Tenet Healthcare Corporation received a notice of default from holders of $139,850,000 principal amount of Tenet’s outstanding 6 7/8 percent Senior Notes due 2031 (the “Notes”) (a total of $450,000,000 principal of the Notes is outstanding).  The notice, delivered pursuant to the terms of the Indenture governing the Notes, asserts that Tenet’s failure to timely file with the Securities and Exchange Commission its Form 10-Q for the quarter ended June 30, 2005 and to provide a copy of the filed 10-Q to the Trustee under the Indenture within fifteen days of the filing deadline of August 9, 2005, constitutes a default under Section 704 of the Indenture.  The effect of the notice is to commence a 90-day cure period, extending through Nov. 23, 2005, during which time the company avoids an event of default by filing the Form 10-Q.

The company believes that it will be able to cure the default by filing the 10-Q within the 90-day cure period.  If the default is not cured by that time, the Bond holders may declare the principal amount of the Notes to be due and payable immediately by giving written notice to the company and the Trustee.  That action could trigger a cross default under the company’s other outstanding bond issuances.  The company announced on July 20, 2005, that it expected a delay in the filing of the Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Robert S. Shapard
Robert S. Shapard
Chief Financial Officer

Date: August 25, 2005